SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20594

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                February 21,2000
                        (Date of earliest event reported)

                           EFINANCIAL DEPOT.COM, INC.
(FORMERLY BALLYNAGEE ACQUISITION CORPORATION)

             (Exact name of Registrant as specified in its charter)

       Delaware                       000-26899               33-0809711
(State or other jurisdiction)  (Commission File No.)       (IRS Employer of
incorporation or organization)                            Identification No.)


                                1005-750 W PENDER
                              VANCOUVER, BC V6 2T8

                    (Address of principal executive offices)
                                  604-681-6186
                         (Registrant's telephone number)
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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      On February 21, 2000, eFinancial Depot.Com, Inc. (formerly Ballynagee Acquisition Corp.) (the "Company")dismissed its certifying accountant, Gregory
M. Montagna, CPA, P.C. ("Montagna").Montagna's's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles , except that his report for the fiscal year ended December 31, 1998 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern The decision to dismiss Montagna was approved by the Company's Board of Directors. During the two most recent fiscal years and subsequent interim period through February 21, 2000, the Company has not had any disagreements with Montagna on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has engaged Stefanou & Company , LLP ("Stefanou") as its certifying accountant as of February 21, 2000 for the Company's fiscal year ending December 31, 1999.

         The Company has not consulted Stefanou previously. Montagna's letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.







ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

 Exhibit No.
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
16    Letter from Gregory M. Montagna, CPA, P.C. to the Commission, dated February 21, 2000.

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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 21, 2000              /s/ John F. Huguet
                                    ------------------------------------
                                    John F. Huguet
                                    President


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